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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We have issued our report dated July 24, 2000, accompanying the consolidated financial statements of The Credit Store, Inc. included in the Amendment No. 1 to the Registration Statement and Prospectus. We consent to the use of the aforementioned report in this Amendment No. 1 to the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


        /s/ GRANT THORNTON LLP
        ----------------------
        Minneapolis, Minnesota
        June 15, 2001